Exhibit 10.1

AMENDMENT #1

to the

OLED PATENT LICENSE AGREEMENT

(originally effective as of April 19, 2005)

by and between

Samsung SDI Co., Ltd. (“SDI”)

and

Universal Display Corporation (“UDC”)

This Amendment #1 shall amend and modify, to the extent of any inconsistency, the provisions of the above-referenced OLED Patent License Agreement (the “Agreement”).  The effective date of this Amendment #1 is January 1, 2007.

1.
Section 5.3 of the Agreement is hereby amended to change the currency exchange rate specified therein from “the exchange rate as published in The Wall Street Journal on the last business day of the [The confidential material contained herein has been omitted and has been separately filed with the Commission.] for which payment is being made,” to “the Korea Exchange Bank (KEB) Basic Rate as last quoted on the final business day of the [The confidential material contained herein has been omitted and has been separately filed with the Commission.] with respect to which the relevant Royalty Report is made; provided, however, that actual payment of the royalty shall be made within sixty (60) days following the end of each [The confidential material contained herein has been omitted and has been separately filed with the Commission.] pursuant to Section 4.4.”

2.	All other terms and conditions of the Agreement, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have agreed to this Amendment #1:

Samsung SDI Co., Ltd.	Universal Display Corporation

By: /s/ Jae Wan Chi	By: /s/ Steven V. Abramson

Name: Jae Wan Chi	Name: Steven V. Abramson

Title: Executive Vice President	Title: President

Date: July 30th, 2008	Date: May 28th, 2008

Universal Display/Samsung SDI Confidential